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                                                         Exhibit (21)(a)




                 SUBSIDIARIES OF CMS ENERGY CORPORATION
                          at December 31, 1996



                                         Percent Voting
                                            Stock Owned
                                          by CMS Energy  Incorporated
                                         --------------  ------------

Consumers Energy Company ("Consumers")        100        Michigan

    Michigan Gas Storage Company                0        Michigan
    (100% Owned by Consumers)*

CMS Enterprises Company                       100        Michigan




*Subject to regulation by FERC
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